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                                                                    EXHIBIT 4.4


                                 NOVAVAX, INC.

                      STOCK AND WARRANT PURCHASE AGREEMENT

         This Stock and Warrant Purchase Agreement is made as of February 10, 1997, between Novavax, Inc., a Delaware corporation (the "Company"), and the purchasers who are signatories hereto (the "Purchasers").

         WHEREAS, the Company wishes to sell and the Purchasers desire to purchase shares of the Company's Common Stock;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Sale and Purchase of Shares. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers, and each Purchaser will purchase from the Company the number of shares of Common Stock, A Warrants and B Warrants set forth opposite such Purchaser's name on the signature page hereto at the aggregate price set forth opposite such Purchaser's name on the signature page hereto. The obligations of each Purchaser hereunder are several and not joint and no Purchaser shall be obligated to purchase any number of shares in excess of the number set forth opposite its name.

          The total amount of Common Stock sold to the Purchasers pursuant to this Agreement is hereinafter referred to as the "Shares." The total amount of warrants designated A Warrants sold to the Purchasers pursuant to this Agreement is hereinafter referred to as the "A Warrants." The total amount of warrants designated B Warrants sold to the Purchasers pursuant to this Agreement is hereinafter referred to as the "B Warrants." The maximum number of Shares sold to Purchasers will be 1,200,000, the maximum number of A Warrants will be 600,000 and the maximum number of B Warrants will be 600,000.

          2.  Closing Date; Delivery.

              2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") will be held at the offices of White & McDermott, P.C., 65 William Street, Suite 209, Wellesley, MA, 02181, on the day which is the later to occur of (i) the 30th day following the execution of this Agreement and (ii) one business day after the last of the conditions to Closing described in Section 6 have been satisfied or waived (the "Closing Date"), or at such other time and place as the Company and the Purchasers may mutually agree upon.

              2.2 Delivery. At the Closing, the Company will deliver to each Purchaser (a) a certificate registered in such Purchaser's name representing the shares of Common Stock purchased by such Purchaser, (b) a warrant in such Purchaser's name representing the A Warrants purchased by such Purchaser, which warrant shall be exercisable for a term of three years from the date of issuance at an exercise price of $6.00 per share and shall be substantially in the form of Exhibit B, (c) a warrant in such Purchaser's name representing the B Warrants purchased by such Purchaser, which warrant shall be exercisable for a term of three years from the date of issuance at an exercise price of $8.00 per share and shall be substantially in the form of Exhibit B and (d) an opinion of White & McDermott, P.C. dated the Closing Date and substantially in the form attached hereto as Exhibit A. At the Closing, each Purchaser will pay to the Company by certified check or wire transfer the amount of the purchase price set forth opposite the name of such Purchaser on the signature page of such Purchaser attached hereto.

          3. Definitions. Unless the context otherwise requires, the terms defined in this Section 3 shall have the meanings herein specified for all purposes of this Agreement.


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          "A Warrants" is defined in Section 1.

          "Affiliate" shall have the meaning set forth in Rule 405 under the Securities Act.

          "Agreement" means this agreement, including the exhibits hereto.

          "B Warrants" is defined in Section 1.

          "Certificate" means the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State as amended to the date hereof.

          "Closing" is defined in Section 2.1.

          "Closing Date" is defined in Section 2.1.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the shares of Common Stock, $.01 par value, authorized by the Certificate, any additional shares of Common Stock which may be authorized in the future by the Company, and any stock into which such Common Stock may hereafter be changed, and shall also include capital stock of any other class of the Company which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

          "Company Disclosure Documents" shall mean the Company SEC Reports, the Company's press releases provided to the Purchasers prior to the execution of this Agreement, the minutes of the meetings of the stockholders and directors of the Company during calendar 1996 provided to the Purchasers prior to the execution of this Agreement and the Disclosure Schedule attached hereto.

          "Company SEC Reports" shall mean the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, each as filed with the Commission, (iii) Forms 8-K filed with the Commission since January 1, 1996; and (iv) the Company Proxy Statement dated April 5, 1996.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Proprietary Rights" shall have the meaning set forth in Section 4.12 of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Shares" is defined in Section 1.

          "Warrants" shall mean the A Warrants and the B Warrants.

          "Warrant Shares" shall mean the shares of the Common Stock of the Company issuable in connection with the exercise of the Warrants.

          4. Representations and Warranties by the Company. The Company represents and warrants to the Purchasers as of the date hereof that:

              4.1 Organization and Standing. The Company is a corporation duly organized and validly existing, and is in good standing, under the laws of the State of Delaware, and has the

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requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Other than as disclosed in the Company Disclosure Documents, the Company has no subsidiaries or direct or indirect ownership interest in any firm, corporation, association or business which either, individually or in the aggregate, are material to the business of the Company. Each subsidiary of the Company is a corporation duly organized and validly existing, and is in good standing, under the laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity. The Company and each subsidiary are qualified to do business and in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company and its subsidiaries taken as a whole.

              4.2 Changes. Except as set forth in the Company Disclosure Documents, since September 30, 1996, neither the Company nor any of its subsidiaries has, to the extent material to the Company and its subsidiaries, taken as a whole, (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent, whether due or to become due, other than in the ordinary course of business, (ii) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, (iii) waived any debt owed to the Company or its subsidiaries, (iv) satisfied or discharged any lien, claim or encumbrance or paid any obligation other than in the ordinary course of business, (v) declared or paid any dividends, or (vi) entered into any transaction other than in the usual and ordinary course of business. Other than as may be set forth in the Company Disclosure Documents, there has been no material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in or affecting the financial condition or business, assets, properties, or business prospects of the Company and its subsidiaries, taken as a whole, since the date of the financial statements contained in the Company Disclosure Documents other than normal recurring operating losses.

              4.3 Litigation. Other than as described in the Company Disclosure Documents, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or their respective properties, assets or business, and neither the Company nor any of its officers is aware of any facts which might result in or form the basis for any such action, suit or other proceeding, in each case which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which default would have a material adverse effect on the financial condition or business of the Company and its subsidiaries taken as a whole.

              4.4 Compliance with Other Instruments. The business and operations of the Company and its subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company and its subsidiaries taken as a whole. Except for such matters which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its subsidiaries, taken as a whole, the execution and delivery of, and the performance and compliance with, this Agreement and the Warrants and the transactions contemplated hereby or thereby, with or without the giving of notice or passage of time, will not
(i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company or any

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subsidiary pursuant to any agreement or other instrument to which the Company or any subsidiary is a party or by which it or any of its properties, assets or rights is bound or affected, (ii) violate the Certificate or Bylaws of the Company or any subsidiary, or any law, rule, regulation, judgment, order or decree or (iii) except for the registration of the Shares and the Warrant Shares under the Securities Act, the listing of the Shares and the Warrant Shares on the American Stock Exchange, Inc. and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase of the Shares and the Warrants by the Purchasers, require any consent, approval, authorization or order of or filing with any court or governmental agency or body. Neither the Company nor any subsidiary is in violation of its Certificate or Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company and its subsidiaries, taken as a whole. Neither the Company nor any subsidiary is subject to any restriction which would prohibit the Company or any subsidiary from entering into or performing its obligations under this Agreement or the Warrants, except for such restrictions which would not, individually or in the aggregate, have a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform their obligations under this Agreement and the Warrants.

              4.5 Reports and Financial Statements. The Company has furnished the Purchasers with true and complete copies of its Company SEC Reports (without exhibits thereto). As of their respective filing dates the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its consolidated subsidiaries as at the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal, nonmaterial year-end adjustments and any other adjustments described in such financial statements.

              4.6 Shares. The Shares and the Warrant Shares, when issued and paid for pursuant to the terms of this Agreement or the Warrants, as the case may be, will be duly and validly authorized, issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions (other than those arising from the private placement of the Shares and the Warrant Shares).

              4.7 Securities Laws. Based in part upon the representations and warranties of the Purchasers contained in Article 5 of this Agreement, the offer, sale and issuance of the Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and from the registration or qualifications requirements of the laws of any applicable state or other U.S. jurisdiction.

              4.8 Capital Stock. At December 31, 1996, 10,660,710 shares of the Company's Common Stock were issued and outstanding, no shares of the Company's Preferred Stock were issued and outstanding, options to purchase 3,672,861 shares of the Company's Common Stock were issued and outstanding and warrants to purchase 100,000 shares of the Company's Common Stock were issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth in this
Section 4.8 or the Company Disclosure

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Documents, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Company is or may be obligated to issue its Common Stock, preferred stock or warrants or options to purchase Common Stock or preferred stock. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

              4.9 Corporate Acts and Proceedings. This Agreement has been duly authorized by the requisite corporate action and has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies. The requisite corporate action necessary to the authorization, issuance and delivery of the Shares, the Warrants and the Warrant Shares has been taken by the Company. Upon execution and delivery thereof by a duly authorized officer of the Company, the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

              4.10 No Brokers or Finders. To the knowledge of the Company in connection with this transaction, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Purchasers for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

              4.11 Compliance with Environmental Laws. Except as disclosed in the Company Disclosure Documents, neither the Company nor any subsidiary of the Company is in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of the Company's knowledge, no expenditures material to the Company and its subsidiaries, taken as a whole, are or will be required to comply with any such existing statute, law or regulation. To the best knowledge of the Company and its subsidiaries, neither the Company nor any subsidiary of the Company has any liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation, which liability would be material to the Company and its subsidiaries, taken as a whole.

              4.12 Proprietary Rights. The Company and its subsidiaries own or are licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the businesses of the Company and its subsidiaries, taken as a whole, as now conducted and as proposed to be conducted. Except as disclosed in the Company Disclosure Documents, the Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. Except as disclosed on the Company Disclosure Documents, no action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights. Neither the Company nor any subsidiary of the Company is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or

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impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the best knowledge of the Company, no Proprietary Rights used by the Company or any of its subsidiaries, and no services or products sold by the Company or any of its subsidiaries, conflict with or infringe upon any proprietary rights owned or licensed by any third party. Neither the Company nor any subsidiary of the Company has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor any subsidiary of the Company has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's or any of its subsidiaries' ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. To the knowledge of the Company, the Proprietary Rights are valid and enforceable. Except as disclosed on the Company Disclosure Documents, no registration relating to the Proprietary Rights has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or any of its subsidiaries.

              4.13 Minimum Proceeds. The gross proceeds to the Company from the sale of Shares and the Warrants hereunder, before all fees and expenses, is at least $5,100,000.

              4.14 Company Disclosure Documents. The Company Disclosure Documents, when read as a whole, as updated by the press releases and the Disclosure Schedule included therein and as of the date hereof, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              4.15 No Implied Representations. All of the Company's representations and warranties are contained in this Agreement, and no other representations or warranties by the Company shall be implied.

              4.16 Filing of Reports. Since the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company has filed with the Commission all reports and other material required to be filed by it therewith pursuant to Section 13, 14 or 15(d) of the Exchange Act and the Company is eligible to register the offer and resale of the Shares and the Warrant Shares on a Registration Statement on Form S-3, or a successor form.

          5. Representations and Warranties by the Purchasers; Restrictions on Transfer.

          Each Purchaser hereby severally represents and warrants to, and covenants and agrees with, the Company, as of the Closing Date, as follows:

              5.1 Authorization. Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver the Agreement, to purchase the Shares and the Warrants to be purchased by it and to carry out and perform all of its obligations under the Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

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              5.2 Investment Experience. Purchaser is an "institutional
accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) or a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act. Purchaser or its representative has reviewed the Company Disclosure Documents. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and the Warrants. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and the Warrants and is able to bear the risks of an investment in the Shares and the Warrants. Purchaser is not itself a "broker" or a "dealer" as defined in the Exchange Act and is not an "affiliate" of the Company as defined in the Securities Act.

              5.3 Investment Intent. Purchaser is purchasing the Shares and the Warrants for its own account as principal, for investment purposes only, and not with a present view to or for resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser has, in connection with its decision to purchase the number of Shares and the Warrants set forth in this Agreement, relied solely upon the Company Disclosure Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

              5.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that neither the Shares nor the Warrants may be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Purchaser understands that the certificates evidencing the Shares and each Warrant will be imprinted with a legend that prohibits the transfer of the Shares or Warrants unless (a) such transaction is registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and an opinion reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is not required to be registered or is so exempt.

              5.5 Restriction on Sales, Short Sales and Hedging Transactions. Purchaser represents and agrees that during the period from the date Purchaser was first contacted with respect to the potential purchase of Shares and Warrants through the date of the execution of the Agreement by Purchaser, Purchaser did not, and from such date through the effectiveness of the Registration Statement (as defined below), Purchaser will not, directly or indirectly, execute or effect or cause to be executed or effected any short sale, option or equity swap transactions in or with respect to the Common Stock or any other derivative security transaction the purpose or effect of which is to hedge or transfer to a third party all or any part of the risk of loss associated with the ownership of the Shares and Warrants by the Purchaser.

              5.6 No Legal, Tax Or Investment Advice. Purchaser understands that nothing in the Company Disclosure Documents, this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and the Warrants.

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          6.  Conditions to Closing.

              6.1 Registration Statement Effective. The Company shall have prepared and filed with and have declared effective by, the Commission, a Registration Statement which registers the offer and resale of the Shares and the Warrant Shares.

              6.2 Opinion of Counsel. The Purchasers shall have received an opinion of White & McDermott, P.C., dated the Closing Date, substantially in the form attached hereto as Exhibit A.

              6.3 Secretary's Certificate. The Purchasers shall have received a Secretary's Certificate, dated the Closing Date, certifying the Certificate and Bylaws of the Company, the resolutions of the Board of Directors of the Company and the signatures of the officers of the Company to execute this Agreement and the other certificates and documents to be delivered by the Company in connection with the transactions contemplated hereby.

              6.4 Transaction Fee. The Company shall have paid to Anaconda Capital Management, L.L.C. a transaction fee in the amount of $51,000.

              6.5 Expenses. The Company shall have paid to counsel to the Purchasers their fees and disbursements, if invoiced, and subject to the limitations set forth in Section 9.6 hereof.

              6.6 No Material Adverse Change. There shall not have been any Material Adverse Change between the date hereof and the Closing Date that has not been cured to the reasonable satisfaction of the Purchasers. For purposes of this Agreement, "Material Adverse Change" shall mean any event, condition, development or occurrence causing or resulting in a material adverse effect on the financial condition, product development or business of the Company, other than (a) events, conditions, developments or occurrences of a general economic or political nature (b) those related to financial markets or the trading price of the Company's Common Stock or (c) those which generally affect biotechnology or pharmaceutical companies and are not specifically related to the Company alone.

          7.  Covenants

              7.1  Registration Requirements.

              (a) Promptly after the date of this Agreement, the Company shall prepare and file a registration statement (the "Registration Statement") with the Commission under the Securities Act to register the offer and resale of the Shares and the Warrant Shares (the "Registrable Securities"), and shall use its commercially reasonable efforts to secure the effectiveness of such registration statement as soon as reasonably practicable thereafter.

              (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder and each Purchaser shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Purchaser.

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              (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earliest of (A) the third anniversary of the date such Registration Statement is declared effective (or, in the case of Warrant Shares, the third anniversary of the date of issuance of such Warrant Shares, but in any event not later than the sixth anniversary of the date such Registration Statement is declared effective); provided, however, if Rule 144 is amended so that the longest period that Rule 144 restricts the manner in which privately placed securities may be sold is a period shorter than three years, then the period required by this clause (A) shall be reduced to such shorter period, (B) such date as all of the Registrable Securities have been resold and (C) such date as all Registrable Securities may be sold pursuant to Rule 144 (or any successor rule); (ii) except as provided in Section 7.1(f), prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Purchaser from time to time may reasonably request; (iv) cause the Shares and the Warrant Shares to be listed on the American Stock Exchange or any securities exchange or quoted on each quotation service on which the Common Stock of the Company is then listed or quoted; (v) provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities; and (vi) file the documents required of the Company and otherwise use its best efforts to maintain requisite blue sky clearance in
(X) all U.S. jurisdictions in which any of the Shares or the Warrant Shares are originally sold and (Y) all other states specified in writing by Purchaser, provided, however, that, as to clause (Y), the Company shall not be required to qualify to do business in any state in which it is not now so qualified or has not so consented.

              (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary to facilitate the public sale or other disposition of all or any of the Registrable Securities held by Purchaser.

              (e) With a view to making available to Purchasers the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit Purchaser to sell Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company covenants and agrees to use its best efforts to: (i) make and keep public information available as those terms are understood and defined in Rule 144 until the earlier of (A) the date on which the Shares may be sold pursuant to Rule 144(k) (or any successor rule) or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and Exchange Act; and (iii) furnish to any Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration or pursuant to such registration statement on Form S-3.

              (f) At any time after the effectiveness of the Registration Statement, the Company may by notice to the Purchasers refuse to permit any Purchaser to resell any Registrable Securities pursuant to the Registration Statement for a period not to exceed 30 days; provided, however, that to exercise this right, the Company must deliver a certificate in writing to each Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such Registration Statement in its then-current form would not be in the best interests of the Company and its shareholders due to disclosure obligations of the Company. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to block such sales more than three times during the effectiveness of the Registration Statement nor more than one (1) time in any four month period. Each Purchaser hereby covenants and agrees that it will not sell any Registrable Securities pursuant to the Registration Statement during such blockage periods as set forth in this Section 7.1(f).

              7.2  Indemnification and Contribution.

              (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement or omission in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus, or supplement or amendment thereto, that was delivered to a Purchaser prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s).

              (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement or alleged untrue statement of a material fact or omission to state a material fact in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement (provided, however, that no Purchaser shall be liable in any such case for any untrue statement or omission in any prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company at least 14 days before the sale from which such loss occurred), or (ii) an untrue statement or omission in any prospectus that is corrected in any subsequent prospectus or supplement or amendment thereto, that was delivered to a Purchaser prior to the pertinent sale or sales by such Purchaser and not delivered by such Purchaser to the entity to which it made such sale(s) prior to such sale(s), and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding the foregoing, no Purchaser shall be liable, or required to indemnify the Company, in the aggregate, for any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or the Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates.

              (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that the indemnifying person shall not be obligated to assume the expenses of more than one counsel to represent all indemnified persons.

              (d) If the indemnification provided for in this Section 7.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute in the aggregate any amount in excess of the net proceeds received by the Purchaser from the sale of the Shares or Warrant Shares, as the case may be, to which such loss, claim, damage or liability relates. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations in this subsection (d) to contribute are several in proportion to their sales of Shares or Warrant Shares, as the case may be, to which such loss relates and not joint.

              (e) The obligations of the Company and the Purchasers under this
Section 7.2 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to directors, officers, employees and agents of the Company and the Purchasers and to each person, if any, who controls the Company or any Purchaser within the meaning of the Securities Act and the Exchange Act.

          8. Restrictions on Transferability of Shares and Warrants; Compliance with Securities Act.

              8.1 Restrictions on Transferability. Neither the Shares nor the Warrants shall be transferable in the absence of registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of the Agreement.

              8.2 Restrictive Legend. Each certificate representing the Shares and each Warrant shall bear substantially the following legend (in addition to any legends required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

              8.3 Transfer of Shares and Warrants. Each Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants except either (a) a sale of Shares or Warrant Shares in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) a sale of Shares or Warrant Shares in accordance with Rule 144, in which case the Purchaser covenants to comply with Rule 144 and to deliver such additional certificates and documents as the Company may reasonably request, or (c) subject to such conditions as the Company in its sole discretion shall impose, in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 8.2 will be removed from a certificate representing Shares or the Warrant Shares, as the case may be, following and in connection with any sale of Shares or Warrant Shares pursuant to subsection (a) or (b) hereof but not in connection with any sale of Shares or Warrant Shares pursuant to subsection (c) hereof.

          9.  Miscellaneous.

              9.1 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Shares and the Warrants and payment therefor.

              9.2 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto. Each successive transferee of the Purchasers shall be deemed to be a Purchaser for the purposes of Section 7 of this Agreement.

              9.3 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

              9.4 Choice of Law. It is the intention of the parties that the internal laws of the State of Delaware, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties set forth herein.

              9.5 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              9.6 Expenses. The Company agrees to pay the fees and disbursements of counsel to the Purchasers, if invoiced, in an amount not to exceed $10,000.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

Dated:  February 10, 1997                            NOVAVAX, INC.

                                                     By:
                                                        ------------------------

                                                     Title:
                                                           -----------------------

Number of Shares                                     ANACONDA OPPORTUNITY FUND, L.P.
Purchased:  1,200,000
            ---------
                                                     By:  Anaconda Capital, L.P., General Partner
Number of A Warrants
Purchased:  600,000
            -------

Number of B Warrants                                 By:
Purchased:  600,000                                     -----------------------------
            -------                                     General Partner

Aggregate Purchase Price:                            Address:  730 Fifth Avenue
$5,100,000                                                     ----------------
----------                                                     New York, NY  10019
                                                               -------------------

                                   EXHIBIT A

          The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of White & McDermott, P.C., counsel for the Company, to the effect that:

          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement and the Warrants.

          The Shares and the Warrant Shares have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or the Warrants against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares and the Warrant Shares is not subject to preemptive or other rights to subscribe for or purchase securities.

          This Agreement and each Warrant have been duly authorized, executed and delivered by the Company and are enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and as to limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          Except for such matters which, either individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its subsidiaries, taken as a whole, the execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions in the manner contemplated herein and therein and the compliance by the Company with its obligations hereunder and thereunder will not (i) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries, or any applicable statute, law, rule, regulation, ordinance, code, or any applicable decision or order of any court or regulatory agency exercising appropriate jurisdiction; and (iii) except for the registration of the Shares and the Warrant Shares under the Securities Act and the listing of the Shares and the Warrant Shares on the American Stock Exchange, Inc. (which has been done) and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase of the Shares or the Warrants by the Purchasers, no consents, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance of the Agreement or the Warrants by the Company and the consummation of the transactions contemplated by the Agreement or the Warrants.

          The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or, to the knowledge of such counsel, contemplated by the Commission.

          The Registration Statement, the prospectus included therein, the documents incorporated by reference and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and nothing has come to such counsel's attention that would lead it to believe that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented if applicable (except for financial statements, as aforesaid), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion and making such statement with respect to the matters covered by the preceding paragraph such counsel may state that their opinion and statement are based upon their participation in the preparation of the Registration Statement and the prospectus included therein and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification of facts.